UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 9, 2008

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officer: Election of Directors; Appointment of Principal Officers.

On April 9, 2008, Denny's Corporation (the "Company") announced the appointment of Janis Emplit to the position of Executive Vice President, Chief Operating Officer with responsibility for company and franchise operations as well as human resources. Ms. Emplit has been employed with the Company since 1997, and formerly held the position of Senior Vice President, Sales and Company Operations. Additional biographical information regarding Ms. Emplit is contained in Part I, Item 1. "Business - Executive Officers of the Registrant" of the Company's Annual Report on Form 10-K for the year ending December 26, 2007, and such information is incorporated by reference herein. As a result of her appointment, the Company increased Ms. Emplit's base salary to $390,000 and increased her target bonus award under the Denny's 2008 Corporate Incentive Program from 65% to 75% of her base salary.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 -- Press release issued by Denny's Corporation on April 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: April 14, 2008	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Growth Initiatives,
Chief Administrative Officer and
Chief Financial Officer